SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported):  April 28, 2004

_________________

INTERCEPT, INC.
(Exact name of registrant as specified in its charter)

GEORGIA	01-14213	58-2237359
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3150 Holcomb Bridge Road, Suite 200 Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

_________________

(Registrant’s telephone number, including area code):  (770) 248-9600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events and Required FD Disclosure

   Litigation with JANA Partners LLC and Related Press Release

        A hearing was held on April 28, 2004 in the United States District Court for the Northern District of Georgia to consider an application by the registrant, InterCept, Inc., for a temporary restraining order and preliminary injunction against dissident shareholder JANA Partners LLC. In an order issued on April 29, 2004, the Court stated its view that only InterCept’s two Class III directors positions are up for election at InterCept’s 2004 annual meeting, while concluding that injunctive relief was not available in the circumstances. The Court also ruled that, if JANA submits shareholder proposals to be considered at the InterCept annual meeting no later than five days of the entry of the order, those proposals will be considered timely even though they are made after the deadline for shareholder proposals required by InterCept’s bylaws. A copy of the press release issued by InterCept on April 30, 2004 with respect to this litigation is attached as Exhibit 99.1 hereto, and a copy of the Court’s Order is attached as Exhibit 99.2 hereto.

        The press release inadvertently included G. Lynn Boggs, InterCept’s President and Chief Operating Officer, in the table describing the share ownership of participants. Although Mr. Boggs may become a participant to the extent he solicits proxies, he is not a participant at present and is not a director.

Item 7.   Financial Statements and Exhibits

(c)         Exhibits.

99.1      Press Release of InterCept issued April 30, 2004.
99.2      Order dated April 29, 2004 issued by United States District Court Judge J. Owen Forrester.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2004

INTERCEPT, INC. (Registrant)

By: /s/ G. Lynn Boggs G. Lynn Boggs President and Chief Operating Officer

EXHIBIT INDEX

99.1      Press Release of InterCept issued April 30, 2004.
99.2      Order dated April 29, 2004 issued by United States District Court Judge J. Owen Forrester.

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